EXHIBIT 10.2

                                 PROMISSORY NOTE


$500,000                                                   Boston, Massachusetts
                                                           January 26, 1999

         On May 15, 1999 (the "Maturity Date"), for value received, the undersigned DynaGen, Inc., a Delaware corporation (the "Maker"), promises to pay to Antonio Fernandez (the "Payee"), the principal sum of Five Hundred Thousand United States Dollars ($500,000) or the then outstanding principal amount hereof, together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until payment in full, such interest to be payable at such rates and such times as are hereinafter specified.

1.       INTEREST AND PRINCIPAL

         1.01 Interest. The Maker shall pay interest on the outstanding principal amount of this Note from the date hereof until such principal amount is paid in full at the rate of ten percent (10%) per annum for the period from the date of this Note through April 15, 1999 and twelve percent (12%) per annum for the period between April 16, 1999 and May 15, 1999. Interest shall accrue and shall be paid on the Maturity Date. Any overdue installment of interest or principal, and any amount of principal and interest outstanding while an Event of Default has occurred and is ongoing, shall bear interest at the rate of eighteen percent (18%) per annum. Interest shall be calculated on the basis of a 365 day year for the actual number of days elapsed.

         1.02 Optional Prepayment. This Note may be prepaid in whole or in part, at any time or from time to time before the Maturity Date, at the option of the Maker, by paying to the Payee an amount equal to the principal amount to be prepaid together with all interest accrued and unpaid thereon.

         1.03 Mandatory Prepayment. This Note shall be prepaid from the proceeds of and at the closing of any senior debt financing that yields aggregate net proceeds, net of offering expenses, and/or total availability to the Maker exceeding $5,000,000.

         1.04 Delivery of Payment. All payments made hereunder shall be made by bank check sent by overnight courier or at the Payee's election, by wire transfer, to the Payee at the address set forth above or to such other address as the Payee may from time to time designate in writing to the Maker. Such payments shall be accompanied by a notice setting forth in reasonable detail (a) the amount of interest and principal being paid and (b) the remaining principal amount. If any payments are required to be made on a day which is not a Business Day (as hereinafter defined) the date on which such payment is required to be made shall be extended to, and such payment shall be required to be made on, the next Business Day. "Business Day" shall mean a day other than Saturday, Sunday and any day which shall be in the City of Boston, Massachusetts, a legal holiday or a day on which banking institutions are authorized by law to close.


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2.       EVENT OF DEFAULT

         2.01 Events of Default. An "Event of Default" shall occur if:

                  (a) the Maker defaults in the payment of principal on this Note when the same becomes due and payable, at maturity or otherwise, including pursuant to Section 1.03;

                  (b) the Maker fails to comply with any of the other agreements contained in this Note, and the Default continues for the period and after the notice specified below; and

                  (c) the Maker pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order against it for relief in an involuntary case; or

                           (iii) makes a general assignment for the benefit of its creditors; or

                  (d) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Maker in an involuntary case;

                           (ii) appoints a Custodian (as hereinafter defined) for all or substantially all of the assets of the Maker; or

                           (iii) orders a liquidation of the Maker.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law. The term "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         A default under clause (b) above shall not constitute an Event of Default until Payee notifies the Maker of the Default and the Maker does not cure the Default within 60 days of such notice. The notice must specify the Event of Default, demand that it be remedied, and state that it is a notice of Event of Default.


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3.       MISCELLANEOUS

         The undersigned hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the Payee in respect to the time of payment or any other provision of this Note. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUSIVE OF THE LAWS GOVERNING CONFLICTS OF LAWS) OF THE COMMONWEALTH OF MASSACHUSETTS.

                                         DYNAGEN, INC.

                                         By:
                                            --------------------------------
                                         Name: Dhananjay Wadekar
                                         Title:   Executive Vice President